Exhibit 10.1

Loan Agreement

As of this 27th day of October 2008 (the “Effective Date”), this Loan Agreement (the “Agreement”) is entered into by and between Shaanxi Shuta Wood Products Co., Ltd.(“Party A” or “borrower”) and Xi'an Hanxin Science and Technology Co., Ltd.(“Party B” or “loaner”)

NOW THEREFORE with a friendly discussion, both parties here mutually and voluntarily come to an agreement about the loan as follows:

I）  Total amount of the loan:  RMB 10 million yuan

II） Term: one year, from Oct. 27, 2008 to Oct. 26, 2009.

III）Interest: none

IV)  This agreement would be in full force and effect once it’s signed and sealed by both parties, and terminated until the day that Party B take back all the principal and interest,if any.

V） This agreement is in two sets and each party holds one, with the same legal force.

VI）Either parties could negotiate with another party and settle the conflict, if any, or to lodge a complaint in local court.

Signed for and on behalf of Shaanxi Shuta Wood Products Co., Ltd.

By:	/s/ YI ZHANG
Name:	Mr. Yi Zhang
Title:	Chairman

Signed for and on behalf of Xi'an Hanxin Science and Technology Co., Ltd.

By:	/s/ FANGSE ZHANG
Name:	Mr. Fangshe Zhang
Title:	Chairman